S. W. HATFIELD, CPA
certified public accountants

Member:  American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
         Texas Society of Certified Public Accountants


                                                  June 7, 2001



U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

At the opening of business on June 7, 2001, the accounting firm of S. W. Hatfield, CPA was in receipt of a facsimile transmission, dated June 6, 2001 at 08:24 pm MDT, from Diane D. Dalmy containing a draft of a Form 8-K, dated June 6, 2001, reporting a change in independent certified public accountants for Whistler, Inc. (SEC File # 000-30579, CIK # 1113580) (Company).

We were appointed as the independent certified public accounting firm at a Special Meeting of the Board of Directors on February 20, 2001, as reported on Form 8-K - Current Report dated February 21, 2001, as successor to Barry Friedman, CPA of Las Vegas, Nevada. We understand that the Company was notified of the death of Barry L, Friedman, CPA, the Company's predecessor auditor, on February 19, 2001. This event caused the discontinuance of Mr. Friedman's accounting and auditing practice.

We note the following related to the statements contained therein:

1) The name of the former independent certified accounting firm is "S. W. Hatfield, CPA", not "Scott Hatfield, CPA" as noted in the filing.

2) We did not resign as stated in the text of the filing and had no discussions with management related to our resignation or "a mutual business decision made by the respective management of SH CPA and the Company..." Accordingly, we disagree with management's representation in Form 8-K.

3) Although appointed by then current management as the Company's independent certified public accounting firm on February 20, 2001, the Company never executed an engagement letter with S. W. Hatfield, CPA for any audit of the Company's financial statements until one was tendered on June 6, 2001.

     Accordingly, the independent certified public accounting firm of S. W. Hatfield, CPA did not perform any services related to the Company's audited financial statements during the previous two years, as stated in the filing.


                       Use our past to assist your future  (sm)

(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com



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U. S. Securities and Exchange Commission
June 7, 2001
Page 2



4) The independent certified public accounting firm of S. W. Hatfield, CPA had substantially completed our field work for the audit of the financial statements of Whistler, Inc. as of and for the year ended March 31, 2001 on June 6, 2001and a draft of the financial statements and our independent auditor's report was forwarded via e-mail, at 4:55:31 pm CDT, to Tarmac Management in Vancouver, British Columbia, Canada, as the Company's represented management representative. This completion and transmission was prior to the time and date stamp on the facsimile transmission received from the Company related to the reported change in independent accounting firms.

     Accordingly, we cannot comment on, nor believe that, "there were no disagreements with SH CPA ... on any matter concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure ...."

Further, our June 7, 2001 letter to Whistler, Inc. acknowledging receipt of our notification of termination is also attached as an integral part of this letter.

We have no further disagreements with the statements made within Item 4 of the referenced Form 8-K.


Yours truly,

/s/  S. W. Hatfield, CPA
----------------------------------
     S. W. Hatfield, CPA